For Release     Immediate

Contacts (News Media) Mark Lubbers, EVP, External Relations 317.817.4418 (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893





                               Conseco issues memo

     Indianapolis, Ind.: April 4, 2001 - The attached memo from Conseco EVP of External Relations, Mark Lubbers, was posted on Conseco's web site for shareholders and/or electronically distributed to them today.

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To:      Interested Parties

From:    Mark Lubbers, Executive Vice President

Date:    April 4, 2001

We're not sure that the misleading shots taken at Conseco in a couple of recent media articles are even worth a response, but we thought you would be interested in the following:

1. The articles incorrectly implied that credit standards have been lowered since Gary Wendt joined the company. Recall that one of Gary Wendt's first acts as Conseco CEO was to restructure Conseco Finance, resulting in a planned 50% reduction in new loan originations. In such a scenario and at a time when other industry participants are exiting the market, why would a man with 25 years of successful experience in the lending industry lower credit standards?

2. As to the greater percentage of repos being included in the securitizations, this is not new news. Repos are up for the entire industry and we think the fact that the securitization market accepts them is a huge positive for our delinquency management strategy.

3. During the first quarter of 2001, we repossessed 12% fewer units than during the fourth quarter of 2000, consistent with the plan we disclosed earlier. Also, 60 day+ delinquencies in our manufactured housing business decreased from 2.20% at December 31, 2000 to 1.96% at March 31, 2001 and 30 day delinquencies decreased from 1.73% to 1.12% over the same period.

If you are interested in further information, I wrote a detailed letter to the Forbes associate editor, which you can access on our web site (www.conseco.com).

Note on forward-looking statements: All statements, trend analyses and other information contained in this release and elsewhere (such as in filings by Conseco with the Securities and Exchange Commission, press releases, presentations by Conseco or its management or oral statements) relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (1) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, its ability to make loans and access capital resources and the costs associated therewith, the market value of Conseco's investments, the lapse rate and profitability of policies, and the level of defaults and prepayments of loans made by Conseco; (2) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies; (3) customer response to new products, distribution channels and marketing initiatives; (4) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (5) performance of our investments; (6) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products; (7) increasing competition in the sale of insurance and annuities and in the finance business; (8) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (9) the outcome of Conseco's efforts to sell assets and reduce, refinance or modify indebtedness and the availability and cost of capital in connection with this process; (10) actions by rating agencies and the effects of past or future actions by these agencies on Conseco's business; and (11) the risk factors or uncertainties listed from time to time in Conseco's filings with the Securities and Exchange Commission.


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